UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report: February 27, 2006
(Date of earliest event reported)
ORTHOLOGIC CORP.

(Exact name of Company as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Company’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On February 27, 2006 (the “Closing Date”), OrthoLogic Corp. (the “Company”) entered into a Common Stock and Warrant Purchase Agreement (the “Definitive Agreement”) with PharmaBio Development Inc. (“PharmaBio”), an affiliate of Quintiles Transnational Corp. and Quintiles, Inc., which provides for the purchase of shares of the Company’s common stock in three tranches. On the Closing Date, PharmaBio purchased 359,279 shares of the Company’s common stock for a purchase price of $2,000,000 based on the average closing stock price for the 15-day period prior to the Closing Date. At the election of the Company, PharmaBio will purchase an additional amount of the Company’s common stock for a purchase price of $1,500,000 on each of June 30, 2006 and September 29, 2006 with the number of shares to be determined by the 15-day average closing stock price prior to each such date. Each additional stock purchase will include the issuance of fully vested warrants, exercisable for a ten-year period from the date of issuance, for an amount of shares equal to 13% of the shares purchased on the date of issuance, with the exercise price set at 115% of the share price of each respective share purchase.
     As part of the transaction, on the Closing Date, the Company and Quintiles, Inc. (“Quintiles”) entered into a Master Services Agreement (the “MSA”) whereby Quintiles will become the Company’s exclusive clinical research organization service provider for the Company’s Chrysalin Product Platform and will provide certain other technical assistance. As consideration for entry into the MSA, the Company has granted Quintiles the right of first negotiation to promote Chrysalin upon its approval by the U.S. Food and Drug Administration.
Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sale of Equity Securities.
     As more fully described in Item 1.01 above, the terms of which are hereby incorporated into this Item 3.02 by reference, the Company closed the transactions contemplated by the Definitive Agreement on the Closing Date. Pursuant to the Definitive Agreement, on the Closing Date, the Company issued a total of 359,279 shares of its common stock to PharmaBio. In addition, the Company and PharmaBio entered into a Class A Warrant Agreement whereby the Company issued PharmaBio a fully vested warrant to purchase 46,706 shares of the Company’s common stock at $6.39 a share. The Company and PharmaBio are also parties to a Class B Warrant Agreement, Class C Warrant Agreement and a Class D Warrant Agreement to purchase in the aggregate up to 240,000 shares of the Company’s common stock at $6.39 a share. These warrants will be exercisable for a ten-year period from the Closing Date and will vest based on the achievement of certain milestones. The Class A Warrant Agreement, Class B Warrant Agreement, Class C Warrant Agreement and Class D Warrant Agreement are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.
     The Company is obligated to file a resale registration statement by April 13, 2006, to cover the shares issued on the Closing Date, the additional shares to be issued at the election of the Company pursuant to the Definitive Agreement, as well as the shares to be issued upon exercise of the warrants described herein. The issuance of shares and warrants to PharmaBio were made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) and Rule 506 promulgated under the Securities Act, for sales by an issuer not involving any public offering to an accredited investor (as defined in Regulation D).

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Class A Warrant Agreement dated February 24, 2006, between OrthoLogic Corp. and PharmaBio Development Inc.

4.2	Class B Warrant Agreement dated February 24, 2006, between OrthoLogic Corp. and PharmaBio Development Inc. (asterisks located within exhibit denote information that has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

4.3	Class C Warrant Agreement dated February 24, 2006, between OrthoLogic Corp. and PharmaBio Development Inc. (asterisks located within exhibit denote information that has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

4.4	Class D Warrant Agreement dated February 24, 2006, between OrthoLogic Corp. and PharmaBio Development Inc. (asterisks located within exhibit denote information that has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2006	ORTHOLOGIC CORP.
/s/ Les M. Taeger
Les M. Taeger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Class A Warrant Agreement dated February 24, 2006, between OrthoLogic Corp. and PharmaBio Development Inc.

4.2	Class B Warrant Agreement dated February 24, 2006, between OrthoLogic Corp. and PharmaBio Development Inc. (asterisks located within exhibit denote information that has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

4.3	Class C Warrant Agreement dated February 24, 2006, between OrthoLogic Corp. and PharmaBio Development Inc. (asterisks located within exhibit denote information that has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

4.4	Class D Warrant Agreement dated February 24, 2006, between OrthoLogic Corp. and PharmaBio Development Inc. (asterisks located within exhibit denote information that has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)